UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: September 1, 2005

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

103 Northpark Boulevard, Suite 300
Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD Disclosure

In accordance with Item 7.01 of Form 8-K and according to general instruction B.2. thereunder, the information in Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933.

On September 2, 2005, the Company announced that Todd M. Hornbeck, Chairman, President and Chief Executive Officer, and James O. Harp, Jr., Executive Vice President and Chief Financial Officer, will participate in Lehman Brothers CEO Energy/Power Conference in New York City on September 7, 2005. The Company will provide a brief company overview at the conference in the form of a 4 page fact sheet and Powerpoint presentation. This fact sheet and Powerpoint presentation will be posted on the Company’s website prior to the conference and can be accessed at the “IR Home” page under the “Investors” section of such website. Additional information is included in the Company’s press release and fact sheet, which are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 8.01 – Other Events

On September 1, 2005, Hornbeck Offshore Services, Inc. (the “Company”) announced that it had filed a $350 million universal shelf registration statement on Form S-3, which also provides certain named shareholders the ability to sell 2,250,000 shares of common stock subject to certain conditions, and a $150 million acquisition shelf registration statement on Form S-4. The shelf registration statements have not been declared effective by the Securities and Exchange Commission. A press release with additional information is attached hereto as Exhibit 99.3.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits.

99.1 Press Release, dated September 2, 2005

99.2 Company Fact Sheet, dated September 2005

99.3 Press Release, dated September 1, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: September 6, 2005	By:	/s/ James O. Harp, Jr.

James O. Harp, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 2, 2005

99.2	Company Fact Sheet, dated September 2005

99.3	Press Release, dated September 1, 2005

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